Exhibit 99.1

For Further Information: John P. Jordan Executive Vice President & CFO 203.740.5671 jjordan@photronics.com

Photronics Reports First Quarter Fiscal 2022 Results
and Updates Long-Term Target Model

BROOKFIELD, Conn. February 23, 2022 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its fiscal 2022 first quarter ended January 30, 2022.

“Strong end-market demand trends have continued into 2022, helping us achieve our fourth consecutive quarter of record revenue,” said Peter Kirlin, chief executive officer. “Our investment strategy is producing the intended results as demonstrated by growth in excess of market rates. We’ve aligned our operations and technology to serve the strongest sectors of the market, such as AMOLED for mobile displays, high-end logic devices for advanced electronics and mainstream IC to support the proliferation of chips needed for the enablement of the internet of things.”

First Quarter 2022 Results
•	Revenue was $189.8 million, up 5% sequentially and 25% year-over-year
•
Net income attributable to Photronics, Inc. shareholders was $23.1 million ($0.38 per diluted share), compared with fourth quarter 2021 net income of $19.8 million ($0.33 per diluted share) – a 15% sequential increase in EPS, and first quarter 2021 net income of $8.0 million ($0.13 per diluted share) – nearly 300% year-over-year increase

•	Integrated circuit (IC) revenue in the first quarter was $129.8 million, up 3% sequentially and 24% compared with the first quarter of last year
•	Flat panel display (FPD) revenue was $60.1 million, up 8% over last quarter and 27% over the same period last year.

“Market dynamics and Photronics’ execution have driven profitability levels that propelled the Company well beyond the projections in the target model we provided in December 2020,” concluded Kirlin.  “Significant indicators from the market and other market participants are that these conditions will continue well into the future.  We have therefore included an updated target model in the supplemental information issued in connection with our conference call later today.”

Second Quarter 2022 Guidance

For the second quarter of 2022, Photronics expects revenue to be between $188 million and $196 million, and net income attributable to Photronics, Inc. shareholders to be between $0.32 and $0.38 per diluted share.

Conference Call

A conference call to discuss these results is scheduled for 8:30 a.m. Eastern time on Wednesday, February 23, 2022.  The call can be accessed by logging onto Photronics' website at www.photronics.com.  The live dial-in number is (877) 377-7095 or (408) 774-4601 outside of the United States and Canada.  The call will be archived on Photronics’ website.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years.  As of October 31, 2021, the company had 1,728 employees. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to the documents we file with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.